                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                           DAVID S. KLEIN, M.D., P.C.,
                        MIOA ACQUISITION COMPANY V, INC.
                                       AND
                              DAVID S. KLEIN, M.D.


                  THIS EMPLOYMENT AGREEMENT (the "Agreement") is executed by and between David S. Klein, M.D., P.C., a Virginia professional corporation (the "Company"), MIOA Acquisition Company, V, Inc. ("Acquisition Corp"), a wholly owned subsidiary of Medical Industries of America, Inc. ("MIOA"),and David S. Klein, M.D. ("Physician") to be effective as of the Effective Date (hereinafter the "Commencement Date") of that certain Merger Agreement by and between Company, Physician, MIOA and Acquisition Corp (hereinafter the "Merger Agreement").

                  WHEREAS, the Company is engaged in the practice of medicine through physician employees (hereinafter referred to as the "Business"); and

                  WHEREAS, the Company anticipates merging with and into the Acquisition Corp whereby Acquisition Corp shall be the surviving corporation in accordance with the Merger Agreement; and

                  WHEREAS, the Company and upon effectiveness of the Merger, the Acquisition Corp, desire to employ Physician and Physician desires to accept or continue such employment during the term of this Agreement upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, the Company, Acquisition Corp and Physician agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

                  1.1 EMPLOYMENT AND TITLE. As of the Commencement Date, the Company employs Physician, and Physician accepts such employment, as President, Medical Director and a Medical Doctor of the Company, all upon the terms and conditions set forth herein.

                  1.2 DEVOTION TO EMPLOYMENT. During the term of this Agreement, Physician shall faithfully devote his full time, attention, knowledge, energy and skills on behalf of the Company and as MIOA may otherwise direct, and he shall not engage in any other gainful employment; provided, however, that nothing contained herein shall prohibit Physician from performing certain non-patient related personal services outside his employment by the Company (e.g., speeches involving honoraria or expert witness services involving expert witness fees) or from having a financial interest or business arrangement with the facilities identified in Exhibit "A" attached hereto.






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                  1.3 SERVICES.

                           1.3.1 During the Term (as hereinafter defined) of
                  this Agreement, Physician shall at the direction of the Company's CEO and Board of Directors make decisions about the day-to-day medical and business operations of the Company.

                           1.3.2 Physician shall render professional medical
                  services on behalf of the Company in accordance with all federal, state, AMA and state medical licensing board regulations, guidelines, practices and policies, including such duties as may be assigned to him by the policies committee of the Company whose written communications to Physician are adopted by the Company as guidelines and incorporated herein by reference.

                           1.3.3. Physician shall insure that all medical
                  records, including, without limitation, doctors notes, progress notes, discharge notes, patient files, encounter tickets, documents and reports relative to the Company's patients shall be properly prepared, filed and maintained in such form as required by insurance companies, Medicare, Medicaid and/or governmental agencies.

                           1.3.4. Physician shall also be responsible for
                  managing and supervising all medical personnel employed by the Company in connection with the operation of the Company's Business wherever located.

                           1.3.5. Physician agrees to assure a standard of
                  medical care that is consistent with the laws of State of Virginia and the Federal government with the applicable contractual obligations of the Company and the prevailing standards of medical practice and care in the community.

                           1.3.6. Physician shall be responsible for all aspects
                  of the practice of medicine and the delivery of medical services for the Company.

                           1.3.7. Physician shall assist the Company and MIOA in
                  expanding their businesses through internal growth as well as through acquisitions.

                  1.4 OFFICE LOCATION. The principal place of employment and the location of Physician's principal office shall be at 13 W. Beverley Street, Staunton, VA 24401 (the "Office").

                  1.5 REPRESENTATIONS. Each party represents and warrants to the other that he/it has full power and authority to enter into and perform this Agreement and that his/its execution and performance of this Agreement shall not constitute a default under or breach of any of the terms of any agreement to which he/it is a party or under which he/it is bound. Other than as provided herein, each party represents that no consent or approval of any third party is required for his/its execution, delivery and performance of this Agreement or that all consents or approvals of any third party required for her/its execution, delivery and performance of this Agreement have been obtained.




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                                   ARTICLE II

                                      TERM

                  2.1 TERM. The term of Physician's employment hereunder (the "Term") shall commence as of the Commencement Date and shall continue through the fourth (4th) anniversary of the Commencement Date (the "Scheduled Termination Date") unless renewed or earlier terminated pursuant to the provisions of this Agreement. Unless sooner terminated as set forth herein, this Agreement shall be automatically renewed after the original four (4) term for successive one (1) year terms unless the party electing not to renew provides the other party with written notice of such election at least one thirty (30) days prior to the Scheduled Termination Date or the last day of the renewal term, as applicable.

                                   ARTICLE III

                            COMPENSATION AND BENEFITS

                  3.1 BASE SALARY. As compensation for the services to be rendered by Physician, the Company shall pay Physician, during the Term of this Agreement, an annual base salary of Two Hundred Thousand Dollars ($200,000.00) provided Company profits and cash flow are sufficient to pay such amount. Such base salary shall accrue monthly (prorated for periods less than a month) and shall be paid every two (2) weeks, in arrears.

                  3.2 INCENTIVE COMPENSATION. The Company shall also pay Physician during the term of this Agreement annual incentive compensation. Such annual incentive compensation shall be equal to a percentage of the Company's annual pre-tax net income as determined as of December 31st of each year by the Company's independent certified accountants based upon generally accepted accounting principles ("Company Profits") as follows:

                           3.2.1 Ten (10) percent of Company Profits over
                  $1,000,000.00 through $1,500,000.00;

                           3.2.2 Fifteen (15) percent of Company Profits over
                  $1,500,000.00 through $2,000,000.00;

                           3.2.3 Twenty (20) percent of Company Profits over
                  $2,000,000.00 through $2,500,000.00;

                           3.2.4 Twenty-five (25) percent of Company Profits
                  over $2,500,000.00.

                  Such incentive compensation shall be paid on or before April 1 of each year for the Company's immediately preceding fiscal year ending December 31st.

                  3.3 NONQUALIFIED STOCK OPTIONS. As approved by the stock option committee MIOA, the Company may grant to Physician stock options to acquire MIOA's restricted common stock.

                  3.4 BENEFITS. Physician shall be entitled, during the Term hereof, to the same medical, hospital, pension, profit sharing, dental, disability and life insurance coverage and benefits as are available to the





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

Company's most senior executive officers on the Effective Date. In addition, Physician shall be entitled to such time off with pay for attendance at seminars, courses, meetings and conventions as is authorized by the Company.

                  3.5 AUTOMOBILE. Physician, as a condition to his employment, shall provide an automobile for use in the conduct of his duties on behalf of the Company, and the Company shall pay to Physician a reasonable allowance determined by the Company to defray the cost of insurance, gas, oil, repairs, maintenance and other expenses incurred by Physician in connection with the operation of such automobile. Any expenses in excess of such allowance shall be the responsibility of the Physician. Physician shall be required to maintain written records of the percentage of total miles for which Physician uses such automobile for business purposes and for personal purposes, respectively.

                  3.6 WITHHOLDING. Any and all amounts payable under this Agreement, including, without limitation, amounts payable under this Article III, which are subject to withholding for such federal, state and local taxes as the Company, in its reasonable judgment, determines to be required pursuant to any applicable law, rule or regulation will be subject to the applicable withholding provisions.


                                   ARTICLE IV

                   WORKING FACILITIES, EXPENSES AND INSURANCE

                  4.1 WORKING FACILITIES AND EXPENSES. Physician shall be furnished with an office at the Office of the Company, or at such other location as agreed to by Physician and the Company, and other working facilities and secretarial and other assistance suitable to his position and reasonably required for the performance of his duties hereunder. The Company shall reimburse Physician for all of Physician's reasonable expenses incurred while employed and performing his duties under and in accordance with the terms and conditions of this Agreement, subject to Physician's full and appropriate documentation, including, without limitation, receipts for all such expenses in the manner required pursuant to Company's policies and procedures and the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations as are in effect from time to time. Such reasonable expenses shall include, without limitation, licensing costs, continuing medical education and certification costs and the cost of such medical malpractice, health, life and disability insurance polices as the parties shall mutually agree.

                  4.2 INSURANCE. The Company and MIOA may secure in their own names or otherwise, and at their own expense, life, disability and other insurance covering Physician or Physician and others, and Physician shall not have any right, title or interest in or to such insurance other than as expressly provided herein. Physician agrees to assist the Company and MIOA in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physicians(s) as the Company, MIOA or such insurance company may designate and by signing such applications and other written instruments as may be required by any insurance company to which application is made for such insurance.






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                                    ARTICLE V

                              ILLNESS OR INCAPACITY

                  5.1 RIGHT TO TERMINATE. If, during the Term of this Agreement, Physician shall be unable to perform in all material respects his duties hereunder for a period exceeding six (6) consecutive months by reason of illness or incapacity, this Agreement may be terminated by the Company in its reasonable discretion pursuant to Section 7.2 hereof.

                  5.2 RIGHT TO REPLACE. If Physician's illness or incapacity, whether by physical or mental cause, renders him unable for a minimum period of thirty (30) consecutive calendar days to carry out his duties and responsibilities as set forth herein, the Company shall have the right to designate a person to replace Physician temporarily in the capacity described in
Article I hereof; provided, however, that if Physician returns to work from such illness or incapacity within the six (6) month period following his inability due to such illness or incapacity, he shall be entitled to be reinstated in the capacity described in Article I hereof with all rights, duties and privileges attendant thereto.

                  5.3 RIGHTS PRIOR TO TERMINATION. Physician shall be entitled to his full remuneration and benefits hereunder during such illness or incapacity unless and until an election is made by the Company to terminate this Agreement in accordance with the provisions of this Article.

                  5.4 DETERMINATION OF ILLNESS OR INCAPACITY. For purposes of this Article V, the term "illness or incapacity" shall mean Physician's inability to perform his duties hereunder substantially on a full-time basis due to physical or mental illness as determined by a qualified, independent physician or psychiatrist, as the case may be, selected by the Company.


                                   ARTICLE VI

                                 CONFIDENTIALITY

                  6.1 CONFIDENTIALITY. Physician shall not divulge, communicate, use to the detriment of the Company, MIOA or any of its subsidiaries, or for the benefit of any other business, firm, person, partnership or corporation, or otherwise misuse, any "Confidential Information", pertaining to the Company, MIOA or any of its subsidiaries including, without limitation, all (i) data or trade secrets, including secret processes, formulas or other technical data;
(ii) production methods; (iii) patient and customer lists; (iv) personnel lists;
(v) proprietary information; (vi) financial or corporate records; (vii) operational, sales, promotional and marketing methods and techniques; (viii) development ideas, acquisition strategies and plans; (ix) financial information and records; (x) "know-how" and methods of doing business; and (xi) computer programs, including source codes and/or object codes and other proprietary, competition-sensitive or technical information or secrets developed with or without the help of Physician. Physician acknowledges that any such information or data he may have acquired was received in confidence and by reason of his relationship to the Company. Confidential Information, data or trade secrets shall not include any information which: (a) at the time of disclosure is within the public domain; (b) after disclosure becomes a part of the public domain or generally known within the industry through no fault, act or failure to act, error, effort or breach of this Agreement by Physician; (c) is known to the recipient at the time of disclosure; (d) is subsequently discovered by Physician independently of any disclosure by the Company or MIOA; (e) is required by order, statute or regulation, of any governmental authority to be disclosed to any federal or state agency, court or other body; or (f) is obtained from a third party who has acquired a legal right to possess and disclose such information.





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

                  6.2 NON-REMOVAL OF RECORDS. All documents, papers, materials, notes, books, correspondence, drawings and other written and graphic records relating to the Business of the Company which Physician shall prepare or use, or come into contact with, shall be and remain the sole property of the Company and, effective immediately upon the termination of the Physician's employment with the Company for any reason, shall not be removed from the Company's premises without the Company's prior written consent or if in Physician's possession or under his control shall be immediately returned to the Company.

                                   ARTICLE VII

                                   TERMINATION

                  7.1 TERMINATION FOR CAUSE. This Agreement and the employment of Physician may be terminated by the Company "For Cause" under any one of the following circumstances:

                  (a) Physician commits any material act of fraud, misappropriation or theft against the Company or MIOA.

                  (b) Physician's default or breach of any material provision of this Agreement including without limitation Physician's failure to faithfully and diligently perform his duties pursuant to this Agreement; provided, that Physician shall not be in default or breach hereunder unless he shall have failed to cure such default or breach within thirty
                           (30) days of written notice thereof by the Company to Physician. Notwithstanding, Physician may be terminated pursuant to this provision if he shall have duly received written notice on at least two prior instances of the same or substantially similar breach or default (whether or not cured by Physician).

                  (c) Physician engages in gross misconduct or is grossly negligent in the performance of his duties hereunder.

                  (d) Physician is convicted of or pleads guilty to a felony offense which is directly related to his duties and responsibilities to the Company or that might otherwise materially adversely affect the Company or Physician's ability to carry out his duties and responsibilities pursuant to this Agreement.

                  (e)      The loss, or suspension for a period longer than six
                           (6) months of Physician's license to practice medicine in the State of Virginia resulting from acts or omissions of Physician.

                  (f) Physician not being insurable for professional liability insurance as the result of acts or omissions on the part of Physician.

                  (g) Physician's status as an approved medical provider under the federal Medicare/Medicaid system being revoked, or suspended for a period greater than three
                           (3) months.

                  (h) Physician becoming chemically dependent (as hereinafter defined) on alcohol or any drugs. Physician shall be considered to have a "chemical





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

                           dependency" or to be "chemically dependent" on alcohol or any drugs if the Board of Directors of MIOA, in its reasonable discretion, believes that Physician may be chemically dependent and requests that Physician submit to an independent medical or psychological examination, the results of which confirm a chemical dependency. Physician shall not be terminated for chemical dependency if this is a first occurrence of chemical dependency by Physician and Physician enters an approved treatment program and successfully continues such program through completion. If Physician refuses to submit to an independent examination to determine chemical dependency, or does not successfully complete the treatment program, or if this is a second or subsequent occurrence of a chemical dependency, the Company shall be entitled to terminate this Agreement.

                  (i) At the election of Physician. and the Company refuses to consent to such election.

                  (k) At the election of the Company if the Company sustains net operating losses (as determined by its accountants ) for any three (3) consecutive quarterly periods.

                  A termination For Cause under this Section 7.1 shall be effective upon the date set forth in a written notice of termination delivered in accordance with the notice provisions of this Agreement.

                  7.2 TERMINATION WITHOUT CAUSE. This Agreement and the employment of the Physician may be terminated "Without Cause" as follows:

                  (a)      By mutual agreement of the parties hereto.

                  (b) At the election of the Company (which shall be done by its giving not less than thirty (30) days written notice to Physician) in the event of an illness or incapacity described in Article V.

                  (c)      Upon Physician's death.

                  (d) Upon the removal of Physician from the office of Medical Director and President of the Company or in the event the Company fails to afford Physician the power and authority generally commensurate with the position and the duties required hereunder.

                  (e) At the election of the Physician if the Company or MIOA requires Physician to relocate his residence outside of Staunton, Virginia.

                  A termination Without Cause under Section 7.2(b) hereof shall be effective upon the date set forth in a written notice of termination delivered in accordance with the notice provisions of such section. A termination Without Cause under Section 7.2(a) hereof shall be automatically effective upon the date of mutual agreement. A termination Without Cause under Sections 7.2(c) or (d) hereof shall be effective upon the date such event takes place. A termination Without Cause under Section 7.2(e) hereof shall be automatically effective upon the date of Physician's election.





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                  7.3 EFFECT OF TERMINATION FOR CAUSE. If Physician's employment is terminated "For Cause":

                  (a) Physician shall be entitled to accrued base salary under Section 3.1 hereof through the date of termination.

                  (b) Physician shall be entitled to receive all benefits as would have been awarded under Section 3.4 hereof through the date of termination, which benefits shall be awarded as and when the same would have been awarded under the Agreement had it not been terminated.

                  (c) Physician shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Sections 3.5 and
                           4.1 hereof.

                  (d) All unpaid incentive compensation and unvested stock options under Sections 3.2 and 3.3 hereof, respectively, shall be forfeited. This provision shall also include any "Options" as that term is defined in those certain Non-qualified Stock Option Trust dated __________, 1998 of which by virtue of an addendum to same effective as of the Effective Date Physician will become a beneficiary.

                  (e) Except as provided in Article X, this Agreement shall thereupon terminate and cease to be of any further force or effect.

                  7.4 EFFECT OF TERMINATION WITHOUT CAUSE. If Physician's employment is terminated "Without Cause":

                  (a) Physician shall be entitled to accrued base salary under Section 3.1 hereof through the date of termination.

                  (b) Physician shall be entitled to receive all benefits as would have been awarded under Section 3.4 hereof through the date of termination, which benefits shall be awarded as and when the same would have been awarded under the Agreement had it not been terminated.

                  (c) Physician shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Sections 3.5 and
                           4.1 hereof.

                  (d) Physician shall be entitled to receive all amounts of incentive compensation as would have been payable under Section 3.2 hereof through the original Term of this Agreement, which amounts shall be paid as and when the same would have been paid under the Agreement had it not been terminated.

                  (e) All unvested stock options, if any, under Section 3.3 hereof shall immediately vest in full.

                  (f) Physician shall be entitled to a lump sum severance payment in an amount equal to one hundred twenty thousand dollars ($120,000.00).

                  (g) Except as provided in Article X, this Agreement shall thereupon terminate and cease to be of any further force or effect.





                                  ARTICLE VIII

                      NON-COMPETITION AND NON-INTERFERENCE

                  8.1 NONCOMPETITION; CONFIDENTIALITY. As an inducement to the Company to execute this Agreement and in order to preserve the goodwill associated with the business of the Company and in addition to and not in limitation of any covenants contained in any agreement executed and delivered herewith, Physician hereby covenants and agrees as follows:

                           a. COVENANT NOT TO COMPETE. During the term of this
Agreement and for a period of two (2) years after its termination "For Cause", Physician will not directly or indirectly:

                                    (1) be employed by, engage in, continue in
or carry on any business which competes with the Business of the Company or any business of the Acquisition Corp, MIOA or any of its subsidiaries that is substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged;

                                    (2) be employed by, consult with, advise or
assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a competitor of the Company or the Acquisition Corp in any aspect with respect to the Business of the Company or the Acquisition Corp, including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting patients and customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than on an arm's length basis with any such competitor;

                                    (3) offer employment to an employee of the
Company, MIOA or any of its subsidiaries, without the prior written consent of MIOA; or

                                    (4) engage in any practice the purpose of
which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the Company, the Acquisition Corp or their business;

                  provided, however, that the foregoing shall not prohibit the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The parties agree that the geographic scope of this covenant not to compete shall extend in an outward radius of 15 miles from any clinic, lab, medical facility or any other business of the Company, Acquisition Corp or any similar business of any other subsidiary of MIOA. The parties agree that the Company or the Acquisition Corp, as the case may be, may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any





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

person, corporation, firm or entity that purchases all or part of the Company's, or the Acquisition Corp's, business. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

                           b. EQUITABLE RELIEF FOR VIOLATIONS. Physician agrees
that the provisions and restrictions contained in this Section are necessary to protect the legitimate continuing interests of the Company and MIOA and that any violation or breach of these provisions will result in irreparable injury to the Company and MIOA for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to the Company and/or MIOA for such violation or breach and regardless of any other provision contained in this Agreement, the Company and MIOA shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section.

                  8.2 SEVERABILITY. If any covenant or provision contained in
Article VIII is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision. If, in any arbitration or judicial proceeding, a tribunal shall refuse to enforce all of the separate covenants deemed included in this Article VIII, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.1 NO WAIVERS. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.

                  9.2 NOTICES. Any notice to be given to the Company and Physician under the terms of this Agreement may be delivered personally, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid, and shall be addressed as follows:

         If to the Company:                  13 W. Beverley Street
                                             Masonic Lodge, 2nd floor
                                             Staunton, VA 24401

         With a Copy to:                     Medical Industries of America, Inc.
                                             1903 S. Congress Ave., #400
                                             Boynton Beach, FL  33463
                                             Attn:  Paul C. Pershes, President

         If to Physician:                    David S. Klein, M.D.
                                             13 W. Beverley Street
                                             Masonic Lodge, 2nd floor
                                             Staunton, VA 24401




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

         Either party may hereafter notify the other in writing of any change in address. Any notice shall be deemed duly given (i) when personally delivered,
(ii) when telecopied, telexed or transmitted by other form of written electronic transmission (upon confirmation of receipt) or (iii) on the third day after it is mailed by registered or certified mail, postage prepaid, as provided herein.

                  9.3 SEVERABILITY. The provisions of this Agreement are severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

                  9.4 SUCCESSORS AND ASSIGNS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors, including the Acquisition Corp, and assigns of the Company, including the survivor upon any merger, consolidation, share exchange or combination of the Company with any other entity. Physician shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him hereunder to any person or entity.

                  9.5 ENTIRE AGREEMENT. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Agreement was the subject of negotiation by the parties hereto and their counsel. The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding which involves the interpretation of any provisions of this Agreement.

                  9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Virginia without reference to the conflict of law principles thereof.

                  9.7 SECTION HEADINGS. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                  9.8 FURTHER ASSURANCES. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

                  9.9 GENDER. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "her" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

                  9.10 COUNTERPARTS. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.



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                                    ARTICLE X

                                    SURVIVAL

                  10.1 SURVIVAL. The provisions of Articles VI, VII, VIII, and IX, of this Agreement shall survive the termination of this Agreement.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MIAO ACQUISTION COMPANY V, INC.             DAVID S. KLEIN, M.D., P.C.


By:                                         By:
   ----------------------------------          ---------------------------------
Title:                                      Title:
      -------------------------------              -----------------------------


                                            EMPLOYEE


                                            ------------------------------------
                                            David S. Klein, M.D.








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                                   EXHIBIT "A"









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